Exhibit 99.3

                  CONSENT OF PERSON CHOSEN TO BECOME A DIRECTOR

         As required by Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a person who has agreed to serve as a director of China BAK Battery, Inc. (the "Company") in its Registration Statement on Form SB-2 (Registration No. 333-130247) and any subsequent amendments thereto, beginning twenty (20) days after the mailing of an Information Statement under Section 14C of the Securities Exchange Act of 1934, as amended, relating to the choice of the undersigned to become a director of the Company, to the stockholders of the Company.

                                               Signature:  /s/ Jay J. Shi
                                                           ---------------------
                                               Print Name: Jay J. Shi
                                               Date:       March 27, 2006